Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form SB-2/A of our report dated February 10, 2006, except for Note 18, as to which the date is March 21, 2006 and Notes 2 and 5 as to which the date is May 23, 2006 which appears on page F-2, for the year ended December 31, 2005, and to reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
January 17, 2007